As of June 30,2017, the following persons or entities own more than 25% of a funds voting security.

Person/Entity

AZL BlackRock Global Allocation Fund
AZL MVP BlackRock Global Allocation Plus Fund	100.00%

AZL DFA 5 Year Global Fixed Income Fund
AZL DFA Multi-Strategy Fund         		95.06%

AZL DFA Emerging Markets Core Equity Fund
AZL DFA Multi-Strategy Fund         		94.96%

AZL DFA International Core Equity Fund
AZL DFA Multi-Strategy Fund         		46.89%
AZL MVP Fusion Dynamic Moderate Fund         	33.43%

AZL DFA U.S. Core Equity Fund
AZL DFA Multi-Strategy Fund         		79.16%

AZL DFA U.S. Small Cap Fund
AZL DFA Multi-Strategy Fund         		62.18%

AZL Enhanced Bond Index Fund
AZL MVP Growth Index Strategy Fund	 	28.88%

AZL Gateway Fund
Allianz Life Insurance Company of North America 39.09%
AZL MVP Fusion Dynamic Moderate Fund		38.13%

AZL Government Money Market Fund
Allianz Life Insurance Company of North America 93.96%

AZL International Index Fund
Allianz Life Insurance Company of North America 30.54%

AZL MetWest Total Return Bond Fund
AZL MVP Fusion Dynamic Balanced Fund		30.23%
AZL MVP Fusion Dynamic Moderate Fund		53.45%

AZL Mid Cap Index Fund
Allianz Life Insurance Company of North America 48.52%

AZL Moderate Index Strategy Fund
Allianz Life Insurance Company of North America 94.25%

AZL Morgan Stanley Global Real Estate Fund
Allianz Life Insurance Company of North America 78.10%

AZL MSCI Emerging Markets Equity Index Fund
Allianz Life Insurance Company of North America 37.85%
AZL MVP Fusion Dynamic Moderate Fund		38.69%

AZL MSCI Global Equity Index Fund
AZL MVP BlackRock Global Allocation Plus Fund	97.75%

AZL Pyramis Multi-Strategy Fund
Allianz Life Insurance Company of North America 54.01%
AZL MVP Pyramis Multi-Strategy Fund		41.38%

AZL Pyramis Total Bond Fund
Allianz Life Insurance Company of North America 34.60%
AZL MVP Fusion Dynamic Moderate Fund		32.88%

AZL Russell 1000 Growth Fund
Allianz Life Insurance Company of North America 56.61%

AZL Russell 1000 Value Fund
Allianz Life Insurance Company of North America 46.03%

AZL S&P 500 Index Fund
Allianz Life Insurance Company of North America 32.83%
AZL MVP Growth Index Strategy Fund		31.60%

AZL Small Cap Stock Index Fund
Allianz Life Insurance Company of North America 64.04%

AZL T Rowe Price Capital Appreciation Fund
Allianz Life Insurance Company of North America 51.25%
AZL MVP T Rowe Capital Appreciation Plus Fund	46.30%